UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): October 6, 2021

THEMAVEN, INC.
(Exact Name of Registrant as Specified in Charter)

delaware	1-12471	68-0232575
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

200 Vesey Street, 24th Floor, New York, New York	10281
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: 775-600-2765

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name on exchange on which registered
None	-	-

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

* Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Act of 1934 (§240.12b-2 of this chapter)

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Effective December 22, 2021, theMaven, Inc. (the “Company”) entered into an Amendment No. 1 to Second Amended & Restated Executive Employment Agreement (the “Levinsohn Amendment No. 1”) with the Company’s Chief Executive Officer, Ross Levinsohn. The Levinsohn Amendment No. 1 amends the Second Amended and Restated Executive Employment Agreement dated as of August 26, 2020 (the “Levinsohn Employment Agreement”). On October 6, 2021, the Company and Mr. Levinsohn entered into a Bonus Letter (the “Bonus Letter”), pursuant to which Mr. Levinsohn was entitled to a bonus equal to $300,000 in the event that the Company completed a listing of its common stock on Nasdaq. Pursuant to the terms of the Levinsohn Amendment No. 1, (a) the Bonus Letter was terminated and (b) Mr. Levinsohn’s target bonus amount for calendar year 2021 in the Levinsohn Employment Agreement was amended, whereby Mr. Levinsohn is eligible to earn an annual bonus based on a target bonus amount of $1 million, $333,333 of which shall become earned on the date that either (i) the Company submits a formal application to list our common stock on a nationally recognized stock exchange or (ii) the Board of Directors (the “Board”) determines that the Company should not become listed on a national securities exchange in 2021 or 2022; and up to $667,667 of which shall become earned and payable if the Company achieves 70% or more of its EBITDA target (with $333,333 earned if 70% of the EBITDA target is achieved, and for every 1% in excess of 70% of the EBITDA target, an additional $11,111 earned). If the Company achieves less than 70% of its EBITDA target, the Board has the discretion to determine the amount of the bonus earned, if any. In addition, the Levinsohn Amendment No. 1 provides that Mr. Levinsohn will be eligible to receive a bonus of up to $1.0 million in calendar years 2022 and 2023 based on achievement of EBITDA targets set by the Board. The Levinsohn Amendment No. 1 contemplates that any bonus that is earned will be paid quarterly based on quarterly results and provides for a reconciliation to occur at the end of the fiscal year.

The above descriptions of the Bonus Letter and the Levinsohn Amendment No. 1 do not purport to be complete and are qualified in their entirety by the full text of such Bonus Letter and the Levinsohn Amendment No. 1, which are filed as Exhibits 10.1 and 10.2.

Item 9.01 — Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description
10.1	Bonus Letter, dated October 6, 2021, by and between the Company and Ross Levinsohn.
10.2	Amendment No. 1 to Second Amended and Restated Executive Employment Agreement, dated December 22, 2021, by and between the Company and Ross Levinsohn.
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

THEMAVEN, INC.

Dated: January 10, 2022	By:	/s/ Doug Smith
	Name:	Doug Smith
	Title:	Chief Financial Officer